Exhibit 3.1 - Articles of Incorporation with Amendments


                           ARTICLES OF INCORPORATION

                                       OF

                 THE NEVADA MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED



KNOW ALL MEN BY THESE PRESENTS:

      That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:



                                       I

      The name of this Corporation is:
      THE NEVADA MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED



                                      II

      The principal office and place of business in Nevada of the Corporation shall be located at 520 South Fourth Street, Las Vegas, County of Clark, State of Nevada

      Offices for the transaction of any business of the corporation, and where meetings of the Board of Directors and of the Shareholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country.



                                      III

      The nature of the business and objects and purposes proposed to be transacted, promoted, or carried on by the corporation are:
      To display, sell, exchange and appraise historical and contemporary documents, such as autographs and manuscripts, to exhibit and sell artwork, rare books, antiques, collectibles, and to engage in any other lawful activity.



                                      IV

      The members of the governing board of the corporation shall be styled Directors, and the number shall NOT BE LESS THAN THREE (3), except that, in cases where all the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of Directors may be less than three (3) but not less than the number of shareholders. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The name and addresses of the first Board of Directors, which shall consist of three (3) persons and who shall hold office until their successors are duly elected and qualified are:

      NAME                                      POST OFFICE ADDRESS
      ----                                      -------------------
      Deanna Heling				3908 El Cederal
      						Las Vegas, Nevada 89102

      Nancy Stewart                             3550 South Paradise Road
      						Las Vegas, Nevada 89109

      Patricia A. Olson				2420 Doherty Way
      						Las Vegas, Nevada 89015



                                       V

A. This corporation is authorized to issue 2,500 shares of capital stock of no par value.
B.    Stock of this corporation shall not be subject to assessment.
C.    Shareholders shall have pre-emptive rights.



                                      VI
      This corporation shall have perpetual existence.



                                      VII
      The names and addresses of the Incorporators signing these Articles of Incorporation are as follows:

      NAME                                      POST OFFICE ADDRESS
      ----                                      -------------------
      Deanna Heling				3908 El Cederal
      						Las Vegas, Nevada 89102

      Nancy Stewart                             3550 South Paradise Road
      						Las Vegas, Nevada 89109

      Patricia A. Olson				2420 Doherty Way
      						Las Vegas, Nevada 89015

      IN WITNESS WHEREOF, the undersigned Incorporators have executed these Articles of Incorporation this 10th day of November, 1981.


                                     /s/ Deanna Heling
                                     -----------------------
                                     Deanna Heling

                                     /s/ Nancy Stewart
                                     -----------------------
                                     Nancy Stewart

                                     /s/ Patricia A. Olson
                                     -----------------------
                                     Patricia A. Olson




STATE OF NEVADA	)
                ) SS.
COUNTY OF CLARK	)

      On this 10th day of November, 1981, before me, the undersigned, a Notary Public in and for the County of Clark, State of Nevada, personally appeared DEANNA HELING, NANCY STEWART, and PATRICIA A. OLSON, and each and for herself, dully acknowledged to me that she is one of the persons named in and who executed the above and foregoing instrument and that she, and each of them, executed the same voluntarily and for the uses and purposes therein mentioned.

                                     /s/ Kathe Stose
                                     -------------------
                                     Notary Public


Filed Secretary of State November 10, 1981








































               CERTICIATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                        OF
                THE NEVADA MUSEUM OF HISTORICAL DOCUMENTS CHARTERED
                                A Nevada Corporation



      TODD M. AXELROD, President and Secretary of THE NEVADA MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, a Nevada Corporation, does herby certify that on the 4th day of February, 1983, the Board of Directors of THE NEVADA MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, UNANIMOUSLY PASSED A RESOLUTION AS FOLLOWS:

      RESOLVED, that the Articles of Incorporation of THE NEVADA MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, a Nevada corporation, be amended so as to change the name of this Corporation to THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED.

      That TMA INDUSTRIES, INC., a Nevada corporation, being the sole Shareholder of the Corporation was represented by TODD M. AXELROD, duly waived notice of a meeting of the Shareholders to consider said amendment, and on the 4th day of February, 1983, at 520 South Fourth Street, Las Vegas, Nevada, at 10:00 a.m., a Special Meeting of the Shareholders of THE NEVADA MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, was held at which time the sole Shareholder of said Corporation was present and it was unanimously

      RESOLVED, that the Amendment to change the name of this Corporation to THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, proposed to the Shareholder by resolution of the Board of Directors, regularly adopted by them on the 4th day of February, 1983, be, and the same is, hereby adopted and approved.

      IN WITNESS WHEREOF, THE NEVADA MUSEUM OF HISTORICAL DOCUMENTS,CHARTERED, has caused this Certificate to be executed by TODD M. AXELROD, its President and Secretary, and its Corporate Seal to be hereunto affixed this 4th day of February, 1983.

                                     /s/ Todd M. Axelrod
                                     ---------------------
                                     Todd M. Axelrod
                                     President & Secretary


STATE OF NEVADA	)
                ) SS.
COUNTY OF CLARK	)

      On this 4th day of February, 1983, personally appeared before me, a Notary Public, in and for the County and State TODD M. AXELROD, known to me to be President and Secretary of the Corporation that executed the foregoing instrument, and upon oath, did depose and say that he is an officer of the Corporation and that the seal affixed to the instrument was made by an officer of the Corporation; and that the Corporation executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.

                                     /s/ Mark Segal
                                     ---------------------
                                     Notary Public

Filed with the Secretary of State February 8, 1983





             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
            THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED
                               A Nevada Corporation


      TODD M. AXELROD, President and Secretary of THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, a Nevada corporation does hereby certify that on the 21st day of March, 1983, the Board of Directory of THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, unanimously passed a resolution as follows:

      RESOLVED, that Article V of the Articles of Incorporation of the above-named Corporation be amended to read as follows:
      A. This Corporation is authorized to issue 10,000,000 shares of Capital stock of $.001 par value.
      B.  Stock of this Corporation shall not be subject to assessment.
      C.  Shareholders shall not have pre-emptive rights.

      That the sole Shareholder of the Corporation, to-wit: TMA INDUSTRIES, INC., a Nevada corporation, represented by TODD M. AXELROD, Director, duly waived notice of a meeting of the Shareholders to consider said amendment, and on the 21st day of March, 1983, at 520 South Fourth Street, Las Vegas, Nevada at 2:00 p.m., a Special Meeting of the Shareholders of THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED was held at which time all of the Shareholders of said Corporation were present and it was unanimously

      RESOLVED, that the Amendment to Article V of the Articles of Incorporation of this Corporation proposed to the Shareholders by resolution of the Board of Directors, regularly adopted by them on the 21st day of March, 1983, be, and the same is, hereby adopted and approved.

      IN WITNESS WHEREOF, THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, has caused this Certificate to be executed by its President and Secretary, and its Corporate Seal to be hereunto affixed this 21st day of March, 1983.

                                     /s/ Todd M. Axelrod
                                     -------------------------
                                     Todd M. Axelrod
                                     President & Secretary

STATE OF NEVADA	)
                ) SS.
COUNTY OF CLARK	)

      On this 21st day of March, 1983, personally appeared before me, a Notary Public, in and for the County and State, TODD M. AXELROD, known to me to be the President and Secretary of the Corporation that executed the foregoing instrument, and upon oath, did depose and say that he is an officer of the Corporation and that the seal affixed to the instrument was made by an officer of the Corporation as indicated after the signature; and that the Corporation executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.
                                     /s/ Irene T. Livingston
                                     -------------------------
                                     Notary Public

Filed Secretary of State March 24, 1983






                              CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION OF
              THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED

      THE UNDERSIGNED, being the President and Secretary of THE AMERICAN MUSEUM OF HISTORICAL DOCUMENTS, CHARTERED, do hereby certify that on April 8, 1988 at the Annual Meeting of the Board of Directors of the corporation, a majority of the Board of Directors of the Corporation consented to the adoption of the following amendment to the Corporation's Articles of Incorporation, and on April 8, 1988 at the Annual Meeting of the Shareholders of the Corporation, the holders of more than a majority of the issued and outstanding shares of Common Stock of the Corporation adopted the following amendment to the Corporation's Articles of Incorporation as new Article VIII to said Articles of Incorporation:


                   LIMITED LIABILITY OF OFFICERS AND DIRECTORS

      Except as hereinafter provided, the Officers and Directors of the Corporation shall not be personally liable to the Corporation or its Stockholders for damages for breach of fiduciary duty as a Director or Officer. This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of the law, or unlawful payments of dividends prohibited by the Nevada Revised Statutes.

                                     /s/ Todd M. Axelrod
                                     --------------------------
                                     Todd M. Axelrod, President

                                     /s/ Charles Snow
                                     --------------------------
                                     Charles Snow, Secretary


STATE OF NEVADA	)
                ) SS.
COUNTY OF CLARK	)


      On April 8, 1988, personally appeared before me, a Notary Public, for the State and County aforesaid, Todd M. Axelrod and Charles Snow, as President and Secretary, respectively, of The American Museum of Historical Documents, Chartered, who acknowledged that they executed the above instrument.

                                     /s/ Alan Howard Aronson
                                     --------------------------
                                     Notary Public

Filed Secretary of State May 26, 1988





                             CERTIFICATE OF AMENDMENT
                         TO THE ARTICLES OF INCORPORATION
                                       OF
              THE AMERICAN MUSEUM OF HISTORYICAL DOCUMENTS, CHARTERED

      The undersigned, being the President and Secretary of THE AMERICAN MUSEUM OF HISTORYICAL DOCUMENTS, CHARTERED, do hereby certify that on May 21, 1990, at the Annual Meeting of the Board of directors of the Corporation, a majority of the Board of Directors of the Corporation consented to the adoption of the following resolution, and on May 21, 1990, at the Annual Meeting of the Shareholders of the Corporation, the holders of more than a majority of the issued and outstanding shares of the Common Stock of the Corporation adopted the following resolution:

      RESOLVED, that the Articles of Incorporation of THE AMERICAN MUSEUM OF HISTORYICAL DOCUMENTS, CHARTERED, a Nevada corporation, be amended to change the name of this Corporation to GALLERY OF HISTORY, INC.

      DATED, this 21st day of May, 1990.


                                     /s/ Todd M. Axelrod
                                     --------------------------
                                     Todd M. Axelrod, President

                                     /s/ Charles Snow
                                     --------------------------
                                     Charles Snow, Secretary




STATE OF NEVADA	)
                ) SS.
COUNTY OF CLARK	)

      On May 21, 1990, personally appeared before me, a Notary Public, for the State and County aforesaid, Todd M. Axelrod and Charles Snow, as President and Secretary, respectively, of The American Museum of Historical Documents, Chartered, who acknowledged that they executed the above instrument.

                                     /s/ Alan Howard Aronson
                                     ---------------------------
                                     Notary Public


Filed Secretary of State May 29, 1990